UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under § 240.14a-12

ANDINA ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applied:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANDINA ACQUISITION CORPORATION TO ACQUIRE

TECNOGLASS S.A. AND C.I. ENERGIA SOLAR S.A. E.S. WINDOWS

●	Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows (collectively, “Tecnoglass”) form a vertically-integrated manufacturer of architectural and industrial glass and windows, and associated aluminum products.

●	Tecnoglass is the #1 glass transformation company in Colombia, and has a 40% share of Colombia’s glass and aluminum structures market.

●	LTM June 2013 total revenues of $180 million and adjusted EBITDA of $27 million.

●	Approximately 30% of combined 2012 revenues were generated in the United States.

●	2010 – 2014E revenue and adjusted EBITDA CAGR of 23% and 34%, respectively.

●	Business combination valued at $243 million or approximately $279 million on a fully diluted (treasury method) basis.

●	Compelling valuation: Approximately 10.3x LTM adjusted EBITDA of $27mm and 9.7x 2013 estimated adjusted EBITDA of $29mm, a significant discount to publicly-traded peers.

●	Three million additional shares reserved as contingent consideration based on achieving pre-determined adjusted EBITDA or share price targets in 2014, 2015, and 2016.

New York, NY and Barranquilla, Colombia – August 19, 2013 – Andina Acquisition Corporation (NASDAQ: ANDA; ANDAW; ANDAU) (“Andina”) and privately-held Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows (collectively, “Tecnoglass”) today jointly announced a definitive agreement under which Tecnoglass will become a subsidiary of Andina.

Tecnoglass is a leading manufacturer of hi-spec, architectural glass and windows for the global residential and commercial construction industries. Headquartered in Barranquilla, Colombia, Tecnoglass operates out of a 1.2 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass sells to more than 300 customers in North, Central and South America, and exports approximately 43% of its production to foreign countries, with the United States accounting for approximately 30% of Company revenues in 2012. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston).

Tecnoglass’s 2012 consolidated revenues rose 40% to $158 million from $114 million in 2011. During this same period, consolidated adjusted EBITDA rose at a faster rate, up 69% to $22 million from $13 million. Tecnoglass’ LTM June 30, 2013 revenue and adjusted EBITDA were $180 million and $27 million, respectively.

Please see accompanying summary unaudited financial tables for additional information.

2

Luke Weil, CEO of Andina, commented, “We embarked on our search for an acquisition target that possessed an attractive growth profile, a distinctive, in-demand product, and a management team committed to creating long-term value. From its operations in Colombia – the fourth largest economy in Latin America – Tecnoglass possesses a track record of growth and profitability in varying economic cycles, an enviable reputation for quality, service, and integrity, and a compelling valuation compared to its publicly-traded industry peers. Tecnoglass has also adopted best practices in the areas of sustainability and environmental responsibility, including recycling nearly 30% of manufacturing-related residues and self-supplying power.”

A. Lorne Weil, Non-Executive Chairman of Andina, said, “In our view, Tecnoglass is an attractive opportunity to participate in the growth of a robust industrial business in Latin America with an established and growing U.S. presence. We have been very impressed with what the management at Tecnoglass has achieved to date and believe the opportunity to complete this merger and be publicly-listed, including the expanded bonding capacity available to grow the U.S. business, will help further accelerate Tecnoglass’ growth. We look forward to being actively involved in assisting Tecnoglass to reach its goals.”

José Manuel Daes, President of Tecnoglass, stated, “We are excited about the opportunity to consummate this transaction with Andina. We believe our growing reputation as a high-quality global business over the past several years and the additional capital provided as a result of this acquisition will help drive our continued expansion and further elevate our industry profile. Key components of our growth strategy include the continued formation of corporate and industry alliances, expanding more rapidly in the United States, and entering new geographies, while maintaining our focus on quality and product innovation.”

The Transaction

Under the terms of the definitive agreement, the initial consideration to Tecnoglass will be approximately 17.5 million newly-issued ordinary shares of Andina valued at $10.18 per share, subject to adjustment as provided for in the definitive agreement, and the assumption of approximately $65.1 million of net debt, for aggregate consideration at closing of approximately $243 million. The stockholders of Tecnoglass will not be able to sell any of the Andina ordinary shares that they receive for twelve months after the closing, subject to certain exceptions.

In addition, Tecnoglass shareholders will be entitled to receive up to an aggregate of 3 million earn-out shares which shall be held in escrow at closing and released based on meeting certain EBITDA or share-price performance targets in 2014, 2015 and 2016.

The transaction is expected to close in the fourth quarter of 2013 and is subject to the approval of Andina’s public shareholders, a minimum of $33.5 million remaining in trust after shareholder redemptions and payment of transaction expenses and other customary closing conditions.

EarlyBirdCapital, Inc. (EBC) and Morgan Joseph TriArtisan LLC (MJTA) are acting as financial advisors to Andina. Graubard Miller and Maples and Calder are acting as legal advisors to Andina, and McDermott Will & Emery LLP, Arnstein & Lehr LLP and Gómez-Pinzón Zuleta Abogados S.A. are acting as legal advisors to Tecnoglass.

For additional information on the acquisition, see the Current Report on Form 8-K to be filed by Andina with the Securities and Exchange Commission on or before August 22, 2013. This filing can be obtained, without charge, at the Securities and Exchange Commission's website (http://www.sec.gov).

3

Financial Presentation

Certain of the financial information contained herein is unaudited and does not conform to SEC Regulation S-X. Furthermore, it includes EBITDA (earnings before interest, taxes depreciation and amortization) which is a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Accordingly, such information may be materially different when presented in Andina’s filings with the Securities and Exchange Commission. Andina and Tecnoglass believe that the presentation of this non-GAAP financial measure provides information that is useful to investors as it indicates more clearly the ability of Tecnoglass to meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. EBITDA was derived by taking earnings before interest, taxes, depreciation and amortization as adjusted for certain one-time non-recurring items and exclusions.

About Tecnoglass and Its Markets

Tecnoglass S.A. and C.I. Energia Solar S.A E.S. Windows are sister companies under common management. The combined entity is a vertically-integrated, customer-centric provider of glass and aluminum products. Tecnoglass has grown into the #1 glass transformation company in Colombia, and has captured a 40% share of Colombia’s glass and aluminum structures market. Glass Magazine has ranked Tecnoglass as the second largest glass fabricator serving the US market in 2012. Tecnoglass has invested in state-of-the-art manufacturing and IT assets, and holds the necessary product certifications to compete internationally.

By way of background:

●	C.I. Energia Solar S.A E.S. Windows was founded in 1984 and has become a leader in the design, manufacture, marketing, and installation of architectural systems for commercial and large-scale residential construction. The company’s portfolio includes glass and aluminum windows and doors, office dividers and interiors, floating facades, and commercial display windows. C.I. Energia Solar utilizes glass and aluminum produced by Tecnoglass to manufacture its products.
●	Tecnoglass S.A., established in 1994, transforms glass into a number of varieties, including, tempered, laminated, acoustic, thermo-acoustic, curved, silk-screened, and digital print. This glass is used in a variety of settings, including construction and remodeling of hotels, residential dwellings, commercial and corporate centers, universities, airports, and, hospitals, and applications, such as floating facades, windows, doors, handrails, interior, and bathroom products. Additionally, Tecnoglass’ tempered products are used in appliances, such as ovens and refrigerators.
●	In 2007, Tecnoglass S.A. established the Alutions business to conduct aluminum extrusion, smelter, paint, and anodizing processes. Alutions produces aluminum profiles, rods, bars, plates, and other hardware used to manufacture hi-spec windows and doors. Alutions has a combined installed capacity of 1,000 tons of aluminum per month. Alutions has its own smelter plant, which supplies more than 90% of its aluminum consumption.

Tecnoglass operates as part of the global construction industry, which is expected to grow from an estimated $7.2 trillion (13% of global GDP) currently to more than $10 trillion (15% of global GDP) by 2020. The Latin American construction market, from which Tecnoglass generated approximately 70% of its 2012 revenues, is estimated at $550 billion with an annual growth rate projected at 6% as of 2012. The United States construction market, which represented approximately 30% of Tecnoglass’s 2012 revenues, is estimated at $830 billion with a projected annual growth rate of 6% as of 2012, including the $21 billion United States windows and doors market, which is projected to grow 9% per year through 2016. The United States market includes significant growth in the niche Southeast / Florida impact-resistant window and door industry. Among its many designations and certifications, Tecnoglass has earned The Miami-Dade County Notice of Acceptance, one of the most demanding certificates in the industry and a requirement to market hurricane-resistant glass in Florida.

4

As illustrated in the table below, Tecnoglass’ strategy has delivered consistent growth:

USD, in mms; FY 2011-2012 audited; LTM 6/30/13 unaudited Converted at historical exchange rates; projections converted at LTM 6/30/13 exchange rate of COP1,814.51/US
	2010	2011	2012	LTM 6/30/13	2013(E)	2014(E)
Revenue	$ 104	$ 114	$ 158	$180	$200	$234
Adjusted EBITDA (1)	$ 11	$ 13	$ 22	$27	$29	$36

(1) Derived by taking earnings before interest, taxes, depreciation and amortization as adjusted for certain one-time non-recurring items and exclusions.

Additional information regarding Tecnoglass may be found at http://www.tecnoglass.com

About Andina Acquisition Corporation

Andina Acquisition Corporation was incorporated in the Cayman Islands on September 21, 2011 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Andina’s initial public offering was declared effective March 16, 2012 and was consummated on March 22, 2012. Andina received net proceeds of $38.3 million through the sale of 4.0 million units, each consisting of one ordinary share and one warrant and certain private placements that were consummated simultaneously with the initial public offering. As of May 31, 2013, Andina held $42.74 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

Andina and its directors and executive officers, as well as EarlyBirdCapital, Inc. and Morgan Joseph TriArtisan LLP, who are acting as investment bankers for Andina, may be deemed to be participants in the solicitation of proxies for the extraordinary general meeting of Andina shareholders to be held to approve the business combination. Shareholders are advised to read, when available, Andina’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the extraordinary general meeting because these statements will contain important information. Such persons can also read Andina’s final prospectus, dated March 16, 2012, and Andina’s annual report on Form 10-K for the fiscal year ended February 28, 2013 for a description of the security holdings of the Andina officers and directors and of EBC and MJTA and their respective interests in the successful consummation of the business combination. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the business combination. Shareholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to The Equity Group Inc., 800 Third Avenue, 36th Floor, New York, NY 10022. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

Additional information regarding Andina Acquisition Corporation may be found at www.andinaacquisition.com.

The information in Andina’s website and Tecnoglass’ website is not, and shall not be deemed to be, a part of this notice or incorporated in filings Andina makes with the Securities and Exchange Commission.

5

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Andina’s and Tecnoglass’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination (the “Merger Agreement”), (2) the outcome of any legal proceedings against Andina, Tecnoglass, ES; (3) the inability to complete the transaction contemplated by the Merger Agreement, including due to failure to obtain approval of the shareholders of Andina or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulator reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction described therein and herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in Andina’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Tecnoglass’ financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Tecnoglass’ financial results in any particular period may not be indicative of future results. Neither Andina nor Tecnoglass is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

### #### ###

Contacts:

The Equity Group Inc.

Devin Sullivan, Senior Vice President

212-836-9608

dsullivan@equityny.com

Thomas Mei, Associate

212-836-9614

tmei@equityny.com

6